UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2017

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

16430 North Scottsdale Road, Suite 400 Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (480) 781-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 On December 12, 2017, the Board of Directors (the “Board”) of Carlisle Companies Incorporated (the “Company”) elected Jesse G. Singh to the Board, effective that day, as part of the class with a term expiring at the Company’s 2020 annual meeting of stockholders.  Mr. Singh has been appointed to serve on the Corporate Governance and Nominating Committee and the Compensation Committee of the Board.  There are no arrangements or understandings between Mr. Singh and any other persons pursuant to which he was selected as a director.  Additionally, there are no transactions involving the Company and Mr. Singh that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. Singh will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described under the caption “Remuneration of Directors” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 8, 2017, as adjusted by the Board from time to time.  Specifically, in connection with his election as a director, Mr. Singh received an award of 447 restricted stock units having a value of $50,000.

A copy of the related press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Press Release of Carlisle Companies Incorporated issued December 13, 2017 announcing the appointment of Mr. Singh.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLISLE COMPANIES INCORPORATED

Date: December 15, 2017	By:	/s/ Robert M. Roche
Robert M. Roche
Vice President and Chief Financial Officer